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                                                                EXHIBIT 10.38



                   DEUTSCHE FINANCIAL SERVICES (UK) LIMITED
                                     -AND-
                             MERISEL (UK) LIMITED
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                   DEUTSCHE FINANCIAL SERVICES (UK) LIMITED

                                      AND

                             MERISEL (UK) LIMITED

                   STANDARD CONDITIONS FOR PURCHASE OF DEBTS



   1.    DEFINITIONS
         -----------


   1.1 The headings in the Agreement and these Conditions are for convenience only and shall in no way affect their construction. The following expressions shall have the meaning set out opposite each:


   ADDITIONAL DISCOUNTING   -  a charge calculated daily at the rate shown in
   CHARGE                   the Particulars on the basis of a 360 day year on
                            the debit balance on the Current Account during any period that such debit balance shall exceed the Funding Limit shown in the Particulars.


   ADJUSTED EQUITY          -  Tangible Net Worth plus all obligations to The
                            Merisel Group.


   APPROVED DEBT            -  A debt referred to in a Schedule delivered to us
                            which at that time or any time thereafter
                            (i)   is not an Ineligible Debt; and
                            (ii)  in relation to which you are not and have
                                  not been in breach of any warranty or
                                  undertaking contained in this Agreement;
                                  and
                            (iii) which is undisputed.


   BASE RATE                -  the Base Rate or any replacement or substituted
                            rate for sterling as quoted by National Westminster
                            Bank plc or its successors from time to time.


   COLLECTION               -  a remittance received at our bank in respect of
                            a Debt.


   COLLECTION AGENT         -  the party authorised by us from time to time to
                            collect Debts and deal with Related Rights on our
                            behalf in accordance with
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                            the provisions of this Agreement, including inter
                            alia clauses 7.2 to 7.9 inclusive.


   COLLECTION DATE          -  the day that we receive funds for value in our
                            bank account from a Collection.



   CONCENTRATION LIMIT      -  the amount (referred to in the Particulars) of
                            Outstanding Approved Debts, owing by any Customer which must not be exceeded.


   CONTRACT OF SALE         -  any contract for the supply of Goods (as defined
                            in this Agreement) by you with the exception of those contracts entered into by your Swiss branch with persons carrying on business outside the United
                            Kingdom.


   CONTRACTED AMOUNT        -  in relation to a Debt, the total amount under a
                            Contract of Sale payable to you by a Customer including any tax or duty but before any deduction or allowance for prompt payment or otherwise.


   CREDIT AND COLLECTION    -  your standard policies and procedures as defined
   POLICY                   in the Merisel Europe Credit Manual provided to us
                            at the date of this Agreement or as the same may be revised from time to time with our approval.


   CURRENT ACCOUNT          -  an account maintained by or on behalf of us in
                            your name, to show the balance at any time between:

                            (i)  all payments made to you and all costs,
                            expenses, charges and other sums paid or payable by you to us (including contingent liabilities); and
                            (ii) the amount of all Purchase Prices credited following Collections.

   CUSTOMER - any entity which incurs or may incur any obligation to make payment under a Contract of Sale.
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   DEBT                     -  the amount (or where the context so admits a part
                            of the amount) of any obligation incurred by a Customer under a Contract of Sale (including any tax or duty payable to you).


   DEBTS PURCHASED          -  an account maintained by us to which all
   ACCOUNT                  Scheduled Debts are debited and all credit notes are
                            credited and to which all Collections and Write Offs are credited.



   DEFAULTED DEBT           (i)   a Debt which remains unpaid for 60 days or
                                  more from the original due date for payment;
                                  or
                            (ii)  a Debt due by an Insolvent Customer; or
                            (iii) a Debt which in accordance with your Credit
                                  and Collection Policy approved by us should be written off as uncollectable.


   DEFAULT RATIO            -  the ratio (expressed as a percentage) computed as
                            of the last day of each of your fiscal months by taking

                            (i) the total value of all Defaulted Debts as of such date and dividing it by
                            (ii) the total amount of all Outstanding Debts on such date.


   DELINQUENCY RATIO        -   the ratio (expressed as a percentage) computed
                            as of the last day of each of your fiscal months by taking

                            (i) the total of all Debts which shall at such date have been unpaid for between 30 days and 60 days from the original due date for payment and dividing such total by
                            (ii) the total amount of all Outstanding Debts on such date.


   DELIVERED                - in relation to Goods - the giving of possession or
                            the giving of control to the Customer in accordance with a Contract of Sale; and
                            - in relation to work done or services rendered - complete performance.
                            "Deliver" and "delivery" shall be construed accordingly.


   DILUTION RATIO           - the ratio (expressed as a percentage) computed as
                            of the last day of each of your fiscal months by taking

                            (i)   the aggregate balance of credit notes which
                                  have been issued by you (it being agreed that
                                  you will be deemed
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                                 to have issued such credit notes by making
                                 credit entries in your books reducing the Outstanding Debts), during the period of four months ending with and including such month at whose end the ratio shall be computed;
                                 and dividing it by
                            (ii) the aggregate amount of all Outstanding Debts
                                 which shall have accrued during such period.


   DISCOUNTING CHARGE       - a charge calculated daily, at the rate shown in
                            the Particulars on the basis of a 360 day year, on the amount of each Prepayment.


   EXTERNAL LIABILITIES     - all balance sheet liabilities including any debit
                            balance of the Current Account less obligations to The Merisel Group.


   FUNDED LIABILITIES       -  all balance sheet liabilities subject to a
                            Discounting Charge, interest or similar fee including any debit balance of the Current Account hereunder.


   FUNDING LIMIT            -  the amount of the debit balance, specified in the
                            Particulars, on the Current Account which must not at any time be exceeded.


   FUNDING LINE             -  the sum specified in the Particulars.


   GOODS - actual merchandise, software, services or work and materials.


   INELIGIBLE DEBTS         -  at any time and from time to time:

                            (i)    Defaulted Debts; or
                            (ii)   any sums due from credit insurers; or
                            (iii) any Debt payable by a Department or Ministry or Agency of the Crown or similar in relation to a foreign government or payable by a Customer who does not a carry on a business; or
                            (iv) any Debts whose invoice shall be adressed to a Customer outside the United Kingdom or expressed in a currency other than Sterling (unless approved of by us); or
                            (v) any Debt subject to a contra account by the Customer or
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                            (vi)   any Debts in excess of the Concentration
                                   Limit in the date order of their creation; or

                            (vii) any Debt which is to be rebated to the Customer; or

                            (viii) the full amount of all Debts owing by a
                                   Customer with 20% or more by value of its Debts overdue by more than sixty days; or

                            (ix) any Debt on account of a Contract of Sale which has not been completely performed; or

                            (x) any Debt within a category, or owing by a Customer notified at any time by us to you, in our absolute discretion but this shall not apply both (i) for 10 days following such notice and (ii) retrospectively to Debts already in existence; or

                            (xi) any Debt payable by a Customer in which The Merisel Group has a direct or indirect ownership interest or an employee or director of The Merisel Group; or

                            (xii) all Debts of any Customer whose instrument in or towards the discharge of a Debt shall not be honoured on first presentation; or

                            (xiii) all Debts payable by stage or instalment
                                   payments;

                            (xiv) all Debts in respect of which you cannot comply with your warranties and undertakings to us; or

                            (xv)   all Debts disputed by Customers.


INITIAL SURVEY FEE          - a fee payable to us by you in respect of our first
                              Survey.

INSOLVENCY                  - in relation to an individual:

                            (i)    his bankruptcy; or

                            (ii)   his sequestration.

                            -  in relation to a partnership:

                            (i)    its winding up; or

                            (ii) the bankruptcy or sequestration of any or all the partners.

                            -  in relation to any limited company:

                            (i) the passing of a resolution for a voluntary winding up (other than for the purpose of a solvent re-organisation or reconstruction); or

                            (ii)   the making of a winding up order; or

                            (iii) the appointment of an administrator pursuant to the Insolvency Act 1986; or
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                        (iv)   a receiver or an administrative receiver being
                               appointed to all or any part of its property.


                        -  in relation to any entity:


                        (i) any voluntary arrangement under the Insolvency Act 1986; or
                        (ii)   the appointment of a judicial factor.

                        and "Insolvent" shall be construed accordingly.


   INTANGIBLES          - all goodwill, licences, the excess of cost over book
                        value of acquired assets, franchise fees, organisational costs, capitalised costs, amounts owing by The Merisel
                        Group, its directors, officers or employees, and the amount by which the aggregate of the following exceed
                        500,000 pounds - any prepaid expenses, deposits, leasehold improvements net of depreciation and any asset classified on your balance sheet as "other" unless specifically defined.


   LOSS RATIO           -  the ratio (expressed as a percentage) computed as of
                        the last day of each of your fiscal  months by taking:

                        (i) an amount equal to the total value of all Write Offs during the period of 12 months ending with and including such months less an amount equal to the total of all Recoveries during such period;
                             and dividing it by
                        (ii) the aggregate amount of all Debts paid by Customers
                             during such period.


   NET VALUE            -  the Contracted Amount of each Scheduled Debt less any
                        deduction allowed or allowable for prompt payment or otherwise.


   OUTSTANDING DEBTS    -  Debts unrecovered by funds cleared for value at our
                        bank.


   PARTICULARS          -  the matters referred to in that part of the Agreement
                        headed "Particulars".


   QUARTERLY SURVEY FEE -  the fee payable by you to us following each survey.
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   PERMITTED CONTRACT   -  any Contract of Sale entered into by you in the
                        course of your Business (specified in the Particulars) with a Customer carrying on business in a Permitted Country and which provides for payment in Sterling or a Permitted Currency.


   PERMITTED COUNTRY    -  a country or territory listed in the Particulars or
                        otherwise agreed in writing by us (provided that our approval has not been withdrawn).


   PERMITTED CURRENCY   -  pounds sterling or any other currency for payment of
                        a Contract of Sale for which we have given our prior written approval or which appears in the Particulars.


   POLICY               -  the credit insurance policy referred to in Condition
                        10.7.


   PREPAYMENT           -  the amount up to which we shall be prepared to prepay
                        before Collection on account of the Purchase Price of each Approved Debt calculated at the percentage shown in the Particulars subject always to the limitations contained in Conditions 4, 5 and 9.


   PURCHASE PRICE       -  the amount payable by us to you for each Debt,
                        together with its Related Rights, purchased by us calculated at the amount specified in and payable in accordance with Condition 5.2


   RECOVERY             -  any amount collected in relation to a Write Off.


   RELATED RIGHTS       - the benefit of all guarantees, indemnities,
                        insurances, instruments and securities given to or held by you securing or otherwise supporting any Debt; and
                        - any ledger, computer data, statement or other record and any invoice, delivery note or other document on which or by which and any Debt is recorded or evidenced;
                        and
                        - all your rights pursuant to the Contract of Sale but without any obligation on us to complete the Contract of
                         Sale; and
                        - all bank statements evidencing receipt of monies toward settlement of a Debt; and
                        - ownership of any Transferred Goods.

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   SCHEDULE             -  in relation to a Debt not previously Scheduled to
                        us - the delivery by you to us of a schedule of Debts which shall have come into existence in such form and by such method, whether in writing, by electronic data transfer, or other means, as shall be prescribed by us from time to time and where appropriate its receipt by us and "Scheduled" shall be construed accordingly.


   SURVEY               - the exercise by us of our rights under Condition 11.1


   TANGIBLE NET WORTH   -  the net book value of all your assets and liabilities
                        determined in accordance with generally accepted accounting practices but excluding all Intangibles.


   TERMINATION EVENT    -  any event entitling us immediately to terminate this
                        Agreement whether or not we shall so terminate.


   TERMS OF PAYMENT     -  your conditions, including the Terms of Payment
                        specified in the Particulars or such other conditions as are approved by us, as to the method and time for payment of a Debt and included in the Contract of Sale;
                        these may include a settlement discount up to 5% or such higher amount as may be agreed between us and you.

   THE MERISEL GROUP    -  Merisel Inc., its successors or assigns and any
                        company or business in which Merisel Inc. or its successors or assigns has a majority direct or indirect ownership interest.


   TRADING CONDITIONS   -  the standard conditions (other than the Terms of
                        Payment) upon which you enter into Contracts of Sale and as approved by us from time to time in writing.


   TRANSFERRED GOODS    -  Goods relating to a Contract of Sale giving rise to
                        any or all Debts purchased by us hereunder which any
                        Customer shall reject, or shall return or attempt to
                        return to us or you or indicate a wish to do so and in
                        respect of which no credit note has been issued; or
                        -  which you or we recover from the Customer in the
                        exercise of your rights under the Contract of Sale
                        giving rise to any or all Debts purchased by us
                        hereunder and in respect of which no credit note has
                        been issued.
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   UNITED KINGDOM       -  United Kingdom of Great Britain and Northern Ireland
                        and the Channel Islands and the Isle of Man.


   WE OR US OR OUR      -  Deutsche Financial Services (UK) Ltd.
   (WHETHER UPPER OR LOWER CASE)

   WORKING DAY          - a day when both we and National Westminster Bank Plc
                        in the City of London shall be open for the conduct of all normal business.


   WRITE OFF            - a Debt written off by you or which should have been
                        written off in accordance with your Credit and Collection Policy or which shall have been passed to an outside body for collection.


   YOU OR YOUR         - Merisel (UK) Limited.
   (WHETHER UPPER CASE OR LOWER CASE)


   1.2 Unless the context otherwise indicates, the singular includes the plural and any gender shall include any other gender.

   1.3 Where in or in relation to any place outside England and Wales the meaning of a word or expression used in the Agreement is to be considered and such word or expression has no counterpart in that place, it shall, unless the context otherwise requires, have the meaning of its closest equivalent in that place.

   1.4 References to clauses are to clauses in the Agreement and references to Conditions are to the numbered sections appearing in this document.

   1.5 References to an Act of shall be deemed to include each act as amended, modified or re-enacted or any order, rule or regulation made thereunder.

   1.6 The meaning of general words introduced by the word "other" shall not be limited by reference to any proceeding word or enumeration indicating a particular class of acts matters or things.

   1.7 If any provision of this Agreement shall to any extent be invalid or unenforceable then the remainder of this Agreement shall not be affected or impaired.

   1.8 For purposes of all calculations of financial covenants and undertakings and warranties herein, You or Your shall not include Merisel (UK) Ltd, (Swiss Branch). Your reports and financial statements will separately identify your UK operations and your Swiss operations where appropriate.

   2.        DURATION
             --------

   2.1 This Agreement shall begin on the Commencement Date referred to in the Particulars and continue until terminated by the period of notice referred to in the Particulars.

   2.2 Upon or at any time after the happening of a Termination Event, we shall have the right at any time immediately to terminate this Agreement by giving written notice to you unless we have in writing agreed to waive such a Termination Event or have continued to make Prepayments for a period in excess of 30 days thereafter with full knowledge of the occurrence of such Termination Event.

   2.3 Except as otherwise provided, termination shall not affect the rights or obligations of either you or us in relation to any Debt then vested in us. This Agreement shall continue to bind both you and us for so long as may be necessary to satisfy such rights and obligations, and particularly until all sums due to us have actually been recovered.

   2.4 This Agreement shall remain effective notwithstanding any change in your name, constitution or composition.


   3.        APPLICABILITY, TITLE TO DEBTS AND SCHEDULES
             -------------------------------------------

   3.1 This Agreement shall apply only to the Debts or classes of Debts referred to in the Particulars.

   3.2 The ownership of each Debt and its Related Rights shall, as regards Debts existing at the Commencement Date, vest in us on that date and as regards future Debts shall vest in us automatically upon such Debts coming into existence. If for any reason any Debt or any Related Rights shall fail effectively to vest in us then you will hold them on trust for us. We may at any time following a Termination Event give notice to the Customer or any other person of the existence of such trust and that payment is to be made to us. By our execution hereof we acknowledge intimitation of such trust.

   3.3 On the Commencement Date you will furnish us with a Schedule of Debts then in existence. Thereafter further Schedules of Debts shall be furnished to us within two days of the Delivery of Goods or at such other time as may be stipulated by us.

   3.4 Following a Termination Event, we may at any time require you, at your expense, to complete and deliver to us a duly executed written assignment of any Debt or its Related Rights with all stamp duty thereon paid and in a form approved by us.

   4.        YOUR INDEMNITY AND REPAYMENT OBLIGATIONS
             ----------------------------------------

   4.1 Without limiting any other rights that we may have hereunder or under applicable law you hereby agree to indemnify us from and against any and all claims, losses, damages, penalties, interest and reasonable legal fees including costs awarded against us (all of the foregoing being collectively referred to as "Indemnified Amounts"), which may be imposed on, incurred by or asserted against us in any way arising out of or relating to any breach of your obligations under the terms of Conditions 10.1 to 10.10 inclusive, or from your gross negligence or wilful misconduct in the performance of your duties as the Collection Agent under the terms of Clauses 7.1 to 7.9 of the Agreement, excluding, however,

             (i) Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of us, or

             (ii)  consequential, indirect, punitive or exemplary damages; or

             (iii) recourse solely for uncollectible and uncollected Debt if there has been no breach of Conditions 10.1 to 10.10.

             provided, however, that if a court of competent jurisdiction in a final non-appealable order determines that such Indemnified Amounts arose in part from our gross negligence or wilful misconduct, we shall reimburse you for the portion of such Indemnified Amount resulting from our gross negligence or wilful misconduct. To the extent such a determination of gross negligence or wilful misconduct is made after payment of any Indemnified Amounts related thereto, you shall be repaid any amounts reimbursed under preceding clauses that due to such determination it should not have paid.

             "Gross negligence" for the purpose of this Agreement including these Conditions shall be construed and interpreted according to the laws of the State of California, USA.

   4.2 If indemnification is to be sought hereunder by us, we shall promptly notify you of the commencement of any litigation, proceeding or other action commenced by a third party in respect thereof; provided, however, that the failure to notify you shall not relieve you from any liability or obligation that it may have hereunder or otherwise to us, except to the extent you are actually prejudiced thereby.

             Notwithstanding anything to the contrary contained herein, you shall not have any obligation to hold harmless or indemnify us for the amount of any financial settlement if we enter into any such financial settlement of a claim made against us without the prior written consent of you, which consent will not be unreasonably withheld or delayed. In the event you shall not consent to any proposed settlement, then you shall notify us in writing of the amount which you are willing to pay (and if no such written notification is provided, you will be deemed to consent to the entire cash settlement); provided that you shall in any event continue to be obligated to hold harmless and indemnify us for legal costs in relation to such Indemnified Amounts as provided herein. If, for any reason, no settlement is made, all indemnity obligations under this Condition 4 shall continue.

   4.3 You will forthwith repay to us upon demand any Prepayment previously made in respect of any Outstanding Debt which was Ineligible at the time it was Scheduled.

   4.4 You will forthwith repay us on demand any payment made to you following the Collection of an Ineligible Debt which may at any time thereafter be set aside under the laws of insolvency.


   5.        PURCHASE PRICE AND PAYMENTS BY US
             ---------------------------------

   5.1 Your right to payment of the Purchase Price of any Debt shall be exercisable solely by withdrawals from the Current Account, within the Funding Limit and subject to the restrictions imposed by these Conditions.

   5.2 The Purchase Price of each Debt (together with its Related Rights) purchased by us shall be calculated at its Net Value less the Discounting Charge or the Additional Discounting Charge. In the event that a Debt or a portion thereof becomes a Write Off we may at any time reduce the Purchase Price of any debt by the amount of the Write Off to the extent that such reduction does not exceed the difference between the debit balance of the Debts Purchased Account and the debit balance of the Current Account prior to such reduction.

   5.3 Upon each Debt being Scheduled we shall provisionally debit its Purchase Price in the Debts Purchased Account referred to in Condition 7.2. For administrative convenience we shall make such entry at its Scheduled value. We shall subsequently make any necessary adjustment including those following Write Off.

   5.4       (i)   The amount of each Collection shall be credited to the Debts
                   Purchased Account on its Collection Date in or towards settlement of the Purchase Price of the Debt and on the same day an equivalent amount shall be credited to the Current
                   Account.

             (ii) If a Collection is only for part payment of a Debt, then only a proportionate amount of the Purchase Price shall be payable following such Collection.

             (iii) You will promptly notify us of any Write Offs. On
                   notification we shall credit the Debts Purchased Account with the value of such Write Off subject to the terms and conditions provided in Condition 9.3.

             (iv) For convenience we shall accumulate the applicable Discounting Charges and Additional Discounting Charges and debit the aggregate to the Current Account on the last day of each calendar month or earlier at our discretion.

   5.5 Subject to our rights of defence and set-off and other rights contained in Condition 9.1 to 9.3 inclusive and to our rights of set off and retention contained in Conditions 5.7 to 5.10 inclusive, you may draw any credit balance on the Current Account and in order to enable you to have Prepayments in accordance with clause 1.9 you may make further withdrawals from the Current Account provided that the Funding Limit shall not be exceeded. A request for payment to your bank on the same day must be made to us in writing before 11.00 a.m.

   5.6 The amounts of all payments by us pursuant to Condition 5.5 shall be debited to the Current Account. You will repay to us forthwith upon demand any amount by which any Prepayment shall exceed the amount of the Purchase Price.

   5.7 We shall not be obliged to make any payment when any petition when application for your Insolvency shall be pending.

   5.8 On or at any time after the occurrence of any Termination Event and during any applicable period which you may have to remedy such Termination Event (whether or not we exercise our rights to terminate this Agreement) we shall not be obliged to make any Prepayment or any other payment before the Collection Date.

   5.9 If the Funding Limit shall be exceeded at any time we shall not be obliged to make any payment in or towards settlement of the Purchase Price until the debit balance on the Current Account shall be reduced below the Funding Limit.

   5.10 We shall not be obliged to make any Prepayment before the Collection Date of a Debt if we have any necessity to verify the existence or amount of Debt or obtain such information about the relevant Customer as we the may require.

   6.        OUR FEES AND CHARGES
             --------------------

   6.1 We shall charge you the Discounting Charge or the Additional Discounting Charge, whichever shall be appropriate, which shall be debited monthly to the Current Account. The credit of any part of the Purchase Price to the Current Account prior to the Collection Date of the Debt shall not be taken into account in making such calculation. Any debit to the Current Account shall be treated as a Prepayment for the purpose of such calculation which shall be made on the daily balance on the Current Account.

   6.2 We shall charge you the Initial Survey Fee upon the Commencement Date and the Quarterly Survey Fee immediately after each Survey not to exceed one Quarterly Survey Fee per fiscal quarter.

   6.3 We shall charge you the Annual Commitment Fee in equal instalments in advance on the first day of each month. The amount shall change with effect from any change in the Funding Line. The termination of this Agreement prior to an anniversary following a Termination Event shall not give rise to entitlement to any rebate of the Annual Commitment Fee, the balance of which shall forthwith become due and payable.

   6.4 We acknowledge thousand receipt of pounds. your non-returnable Documentation Fee of fifteen thousand pounds.

   6.5 If before the second anniversary of the Commencement Date of this Agreement you shall terminate this Agreement then, if such termination occurs during the first six months from the Commencement Date you shall pay to us a sum equivalent to 0.25% (point twenty five of one per cent) of the Funding Line in place at that time. If such termination shall take place after the first six months but before the second anniversary of the Commencement Date you shall pay to us 15,000 pounds (fifteen thousand pounds).

   6.6 You will repay to us upon demand all reasonable bank charges in maintaining any bank account into which Collections are to be paid or in remitting monies to you.

   6.7 Value Added Tax, as applicable, shall be added to all fees and charges, stated in the Particulars or referred to in these Conditions.


   7.        ACCOUNTS
             --------

   7.1       We shall maintain the Current Account in your name.

   7.2 We shall maintain the Debts Purchased Account in your name to which the Scheduled value of Debts shall be debited and all Collections and Write Offs shall be credited.

   7.3 Following termination of your collection agency, we shall maintain accounts in the names of each Customer to which Debts at their Scheduled value shall be debited and their respective Collections shall be credited.

   7.4 We shall send to you statements of the Current Account and the Debts Purchased Account in the form annexed hereto together with a copy of the bank statement relating to the bank account in which Collections are deposited. Such accounts and information shall be deemed to be correct and binding upon you (except as to manifest errors) unless we are notified in writing of any errors within 10 days of the date of receipt.

   7.5 Once a week on such days as we shall specify, you will prepare and forward to us a compliance certificate relating to all Debts purchased, prepared as of the Working Day immediately preceding such certificate and computed in accordance with the example annexed hereto.

   7.6 After receipt from us of a copy of each periodic Debts Purchased Account, you will complete and deliver to us within 5 Working Days a period end reconciliation to reconcile the sales ledger control account balance shown in your books to the Debts Purchased Account shown in our books.

   7.7 You will prepare and deliver to us by the Reporting Date in each month the following reports prepared as at the close of business on the last Working Day of your preceding fiscal month:


             (i) a listing by Customer of Outstanding balances together with an analysis as to the ageing of such Debts (commonly known as an "Aged Debtor Analysis");
                   and
             (ii)  a monthly investor report in the form annexed hereto.

   7.8 If called upon by us following a Termination Event you shall instruct all Customers to cause all payments in respect of Debts to be made directly to such bank account in our name as we may nominate, and with such mandates as we may require.

   7.9 All sums received by you in or towards the discharge of Debts shall promptly be deposited in such bank account as we may direct, duly endorsed if so required. You will not mix any sums so received with your own funds nor bank them into any other account but hold them strictly upon trust for us.

   7.10 You will, upon request, promptly furnish to us copies of such other information, documents, records, computer tapes, disks, reports, analyses and accounts (independently audited or otherwise) concerning Debts, their related Rights or Contracts of Sale or which are necessary or reasonably desirable to collect Debts or the condition or operations, financial or otherwise of your company, or The Merisel Group.

   7.11 Following termination of your collection agency we shall render statements of account to Customers at such intervals as we shall consider necessary.

   7.12 Any account maintained by us and certified by our Company Secretary to be a true and accurate copy shall be final and conclusive evidence in any proceedings as to the sums received and paid by us or due by you except only to the extent that specific errors and omissions shall be proved.

   8.        CURRENCIES
             ----------

   8.1 The Purchase Price of a Debt shall, unless otherwise agreed, only be paid in sterling.


   9.        SET OFF AND OTHER RIGHTS
             ------------------------

   9.1 We shall have the right at any time to set-off against sums due by us to you the amount of monies due by you to us. We may in our absolute discretion make a reasonable estimate of such amounts, where the same cannot immediately be determined. Such liability and sums, together with the items in the Current Account, shall then be treated as being consolidated into a single Current Account. However, we shall promptly provide to you a full accounting with respect to such estimates and refund any overpayment once such amounts have been determined.

   9.2 Any debit balance arising on the Current Account from such treatment shall become immediately payable to us and any credit balance shall become immediately payable to you. We may at any time combine accounts recording transactions between us.

   9.3 Should you no longer have our agency to procure the Collection of Debts, we may also include in the amount to be set-off against you under Condition 9.1, all reasonable costs of collecting Debts. The amount you may set off under Condition 9.1 or this Condition shall not at the time of such set off exceed the difference between the debit balance of the Debts Purchased Account and the debit balance of the Current Account prior to such set off.


   10.       YOUR UNDERTAKINGS AND WARRANTIES
             --------------------------------

   10.1 You undertake that throughout the currency of this Agreement you will promptly disclose to us any material changes or material prospective changes in your constitution or control or material facts or matters known to you which might reasonably be expected to influence our decision to pay the Purchase Price of a Debt or to make a Prepayment

   10.2 The delivery of a Schedule shall, in relation to each Debt referred to in it, be deemed to include your following warranties and undertakings; namely that:

             (i) payment of the Schedule amount of the Debt is an existing and binding obligation of the Customer referred to in the Schedule and that the invoice arises out of a Permitted Contract which is subject to and conforming with the law of England in all material respects and which is subject to your Terms of Payment, referred to in the Particulars, and the Trading Conditions and is payable in a Permitted Currency;

             (ii) in respect of any Debt stated by you to be an Approved Debt the Goods have been Delivered, you know of no reason why the Customer should not accept the Goods and the Debt is not subject to any dispute, set off or claim, whether justified or not (and if the Customer is Insolvent or deceased that the person having the duty to administer the Customer's estate will accept a claim or proof of Debt for the unpaid balance of the Debt) and each Debt has been subject to credit approval in accordance with your standard Credit and Collection Policy;
             (iii) you have the absolute right to assign the Debt which is unencumbered by any charge, lien, equity trust or tracing or other right which affects or may affect the Debt or its Related Rights and that upon notice of assignment being given to the Customer the Debt will be payable only to us;
             (iv) no other person has or will have any interest in or other right relating to any such Debt or its Related Rights;
             (v) the Customer has an established place of business, and has no right, other than under the Terms of Payment, the exercise of which would reduce or extinguish the Scheduled amount of the Debt;
             (vi) as trustee for us you will hold and keep separate from your other money any remittance in payment of or on account of or in any way relating to a Debt or its Related Rights vested in us and shall immediately deliver to us the identical remittance or, when required by us, shall pay the identical remittance direct into our bank account or any other bank account stipulated by us; by our execution hereof we acknowledge intimation of the foregoing trust; if it be necessary for any cheque or remittance to be endorsed to us to enable us to receive payment then you will endorse the same to us and give our bankers any indemnity required in respect of non transferable cheques;
             (vii) you have all requisite consents licences and permits for the performance of the Contract of Sale and to enter into this Agreement and for you or your assignees to receive payment in the Permitted Currency of the Debt;
             (viii) you will promptly perform all your further or continuing obligations to the Customer under the Contract of Sale and, at our request will provide satisfactory evidence of such performance; in the event of any failure of such performance, you will permit us, if we so require, on such terms as we may reasonably consider appropriate, to perform any such obligations at your expense;
             (ix) there is and will be no breach of any obligation owed or owing to any Customer under a Contract of Sale related to such Debt and that you will pay all carriage and shipping charges in accordance with the Contract of Sale;
             (x) you will have no obligation to any Customer that can be offset against the Debt other than under the Contract of Sale giving rise to the Debt;
             (xi) no Debt will be reduced except in accordance with the terms of a Contract of Sale or in accordance with your Credit and Collection Policy;

             (xii) upon a Customer becoming entitled to a credit against a Scheduled Debt you will promptly issue and despatch a credit note. However, following a Termination Event you will not issue any credit note relating to a Debt purchased by us without our prior approval;
             (xiii) you will not grant any extension of time for modify or terminate any Debt other than in payment nor waive, accordance with your Credit and Collection Policy agreed with us;
             (xiv) the Debt has not arisen from an agreement regulated by the Consumer Credit Act 1974.


   10.3      You undertake to us that:

             (i) you will ensure that all your warranties in respect of Debts shall remain fulfilled until all monies due to us (whether from you, any Customer or otherwise) under the Agreement and these Conditions shall have been discharged;
             (ii) all signatories and statements invoice, notification or other contained in or appearing on every document supplied to us and relating order, to a Debt are true and genuine;
             (iii) your internal and published accounts contain wording to indicate the sale and purchase of the Debts;
             (iv) no invoice shall be rendered to a Customer before Delivery of the whole of the Goods to which the invoice relates;
             (v) you will advise us immediately should an event occur which if not remedied would result in a Termination Event;
             (vi) you will advise us at all times of information adversely affecting the creditworthiness any of Customer liable to pay more than (Pounds)250,000;
             (vii) in your books of account you will treat as a Write Off any Debt which is placed in the hands of a third party to effect recovery or which should be written off in accordance with your Credit and Collection Policy approved by us and will promptly advise us of such WriteOffs;
             (viii) you will not create in favour of any other party any assignment mortgage, charges lien, trust, pledge, encumbrance or trust over Debts or any monies due from us to you without prior written consent, which may be given or withheld in our absolute discretion and upon such terms as we see fit;
             (ix) you will not allow your Tangible Net Worth to fall below the amount shown in the Particulars for 10 or more successive Working Days at any time;
             (x) you will not allow the ratio of your Funded Liabilities to your Tangible Net Worth to exceed the ratio shown in the Particulars for 10 or more successive Working Days at any time;
             (xi) you will not allow the ratio of your External Liabilities to your Adjusted Equity to exceed the ratio shown in the Particulars for 10 or more successive Working Days at any time.

   10.4 You will not without our prior consent enter into any other agreement for the purchase or discounting of the Debts.

   10.5      You represent and warrant to us that:
             (i) you are a corporation duly incorporated, validly existing and in good standing under the laws of England;
             (ii) the execution, delivery and performance by you of this Agreement are within your corporate powers, have been duly authorised by all necessary corporate action and do not contravene:

                   (a)   your Memorandum and Articles of Association; or

                   (b) law or any contract or other contractual restriction binding on or affecting you, and do not result in or require the creation of any encumbrance upon or with respect to any of your assets;

             (iii) no authorisation, approval or action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by you of this Agreement or for the perfection of or the exercise by us of our rights and remedies under this Agreement;
             (iv) this Agreement is legal, valid and binding obligation of yours enforceable against you in accordance with its terms except as may be limited by law and does not contravene the terms of any other agreement entered into by you or The Merisel Group.

   10.6 You warrant to us that you will maintain in full force and effect and in a form reasonably acceptable to us a credit insurance policy covering loss from the insolvency of Customers.

   10.7 You will obtain from the issuer of the Policy and execute the documentation necessary for us to be added as joint insured to the Policy and for the payment via us of all amounts payable under such Policy. You further warrant to us that:

             (i) the proposal submitted by you to such issuer (on the basis of which the Policy was issued) was in every way complete and correct; and
             (ii) at all times from the issue of the Policy you have fully complied with the terms and conditions of the Policy; and
             (iii) there has been no act or omission which might invalidate the
                   Policy.

   10.8 You undertake, until the complete discharge of all your liabilities to us:

             (i) to disclose, when submitting any proposal to the Insurer, every fact or matter which you know or ought to know might influence the Insurer in relation to the issue of the Policy; and
             (ii)   to fully comply with the terms and conditions of the Policy;
                    and
             (iii) to ensure that there will be no act or omission, as a result of which the Policy may be invalidated.

   10.9 If you shall fail in any way to comply with the Policy then we may, but shall not be obliged to, make good your failure. The amount of any resulting payment made by us shall be debited to your Current Account.

10.10 Monies paid under the Policy shall be treated as a payment from the Customer a to which such loss shall relate.

11.          YOUR ACCOUNTS AND RECORDS
             -------------------------

11.1 You agree to allow any duly authorised representative or agent of ours at any time during normal business hours:

             (a) to attend and enter any of your premises to inspect, verify, check and copy (at your expense) all books, accounts, computer or other records, orders, proofs of completion of the Contract of Sale, banking records and statements, and original correspondence, and such other papers as we may require in relation to Debts and Related Rights; and
             (b) to discuss matters arising with any of your officers or employees having requisite knowledge; and
             (c) to verify the existence of Debts, reconcile your ledger balances and records to our records; and
             (d) to test and review your ageing of Debts, contra accounts and Ineligible Debts; and
             (e) to verify transactions from the Contract of Sale to the collection of Debts; and
             (f)  to review your purchase ledger; and
             (g)  undertake such other tasks as we may reasonably require.

             Without prejudicing our rights such attendance will routinely occur at quarterly intervals and only more frequently should consider our investment in Debts we to be at risk.

   11.2 You will supply us with your quarterly interim financial statements showing the results of your operations within 50 days of the end of each quarter or at such other intervals as we may specify.

   11.3 You will furnish us upon request with statements certified or audited by an independent professional firm of accountants showing your financial position and the results of your operations within six months of your financial year end or at such other interval as we may stipulate following a Termination Event.

   11.4 At any time at our request you will promptly deliver to us or as instructed by us all sales ledgers, books of account, computer records or such other documents that we may request in relation to Debts and Related Rights. However, such request may only be given upon or at any time after termination of your duties as our Collection Agent.

   12.       CREDIT BALANCES
             ---------------

   12.1 You irrevocably authorise us to make payment to any Customer in respect of a credit balance on that Customer's account, whether arising from the issue of a credit note by you or otherwise.


   13.       RELATED RIGHTS INCLUDING TRANSFERRED GOODS
             ------------------------------------------

   13.1 You will at all times respect our rights as the purchaser of the Related Rights. Whilst you are the Collection Agent as provided in the you may as our agent take possession of any Transferred Goods and use them or sell them on such terms as are reasonable. The proceeds of sale, after deduction of all costs and expenses relating to such possession or sale, shall be remitted to us and shall be treated by us as a payment of or on account of the Debt to which such Goods relate. After termination of your agency we shall exercise such right exclusively unless otherwise agreed.

   13.2 You must promptly notify us of all Transferred Goods not in our possession if the value of such Goods relating to an individual Customer exceeds (Pounds)100,000 or such other figure as we may from time to time notify you. Until further notice you shall have the right to sell all Transferred Goods for our account.


   14.       ALLOCATION OF RECEIPTS, CREDITS AND ALLOWANCES
             ----------------------------------------------

   14.1 Following a Termination Event we may appropriate any Collection, or any credit, allowance or dividend, in or towards the discharge of any Debt in priority to any other Scheduled Debt despite any contrary appropriation by you or the Customer.


   15.       NOTIFICATION TO CUSTOMERS, COLLECTION OF DEBTS AND DISPUTES
             -----------------------------------------------------------

   15.1 Following a Termination Event we may notify the assignment of Debts to each Customer who is or may become indebted to you in such form and at such intervals as we may reasonably determine or we may also require you to give such notification at your expense at such intervals and upon such documents as we may stipulate.

   15.2 Following a Termination Event, we shall have the sole and exclusive right of collecting and enforcing payment of any Debt and its Related Rights vested in us, in such reasonable manner as we in our absolute discretion may decide. We may institute, conduct, defend or compromise in the name of either you or us on such terms as we may reasonably think fit, any legal proceedings by or against us or you in relation to such Debt and its Related Rights. Prior to your Insolvency we shall notify you of any proceedings issued against Customers.

             You will be bound by any reasonable action done by us under this Condition, including any corresponding reduction in the Purchase Price.

   15.3 You will, upon reasonable request and at your own cost, provide every assistance and co-operate fully in such collection or enforcement. You will, as required by us, exercise any rights as seller to recover Goods in accordance with your Contracts of Sale or enforce any Related Rights.

   15.4 You will upon request notify us in writing of any dispute that shall arise with a Customer. You will take all proper steps to resolve any disputed Debt and to keep us fully informed of all steps taken.

   15.5 Following a Termination Event (whether before or after proceedings) we shall have the right at your expense to resolve a dispute with a Customer on such terms as we may in our absolute discretion consider appropriate and you will be bound by such resolution, including any corresponding reduction in the Purchase Price of the relative Debt.

   15.6 We or our agents, may take such steps, as we believe necessary to verify the existence and amount of Debts or the creditworthiness of Customers.


   16.       COMMUNICATIONS WITH BANKS, AUDITORS, AND ACCOUNTANTS
             ----------------------------------------------------

   16.1 You confirm that you have irrevocably authorised your bank, auditors and accountants to provide us with such information as we may require. We are authorised to request such information following prior written notice to you.


   17.       TRANSFER OF AGREEMENT
             ---------------------

   17.1 For the proper performance of our duties we may transfer our rights or sub-contract or delegate any of our obligations in such manner as we see fit, following your approval, such approval not to be unreasonably withheld. You may not transfer, charge, sub-contract, delegate or otherwise deal with this Agreement or the rights, benefits and obligations under this Agreement without our prior written consent.


   18.       TERMINATION EVENTS
             ------------------

   18.1 Following a material breach by you of any term of the Agreement or these Conditions (including any covenant, warranty or undertaking but with the exception of any breaches specifically defined in Condition 18.3) which you fail to remedy within 15 days of being called upon do so by us, we may at any time by written notice to you terminate this Agreement.

   18.2 If within 365 days of remedying such a material breach you again breach the same term of the Agreement or these Conditions, then we may at any time by written notice to you terminate this Agreement.

   18.3 We may, at any time, by written notice to you, terminate this Agreement forthwith at any time after the happening of any of the following events:

             (i) your breaching Conditions 10.2 (i) to (viii) inclusive in any material respect and you do not forthwith repay to us within 1 Working Day any Prepayment previously made in respect of any Outstanding Debt related to such breach or your breaching Conditions 10.3 (v); or 10.3 (viii) to (xi) inclusive; or 10.4; or
             (ii) your material breach of any other agreement between you and us or any agreement between you and any other company within the Deutsche Bank group not being remedied when called upon to do so within such period as may be provided for such remedy within such agreement; or
             (iii) any member of The Merisel Group, having an agreement with us or any other company in the Deutsche Bank group materially breaking such agreement and not remedying such breach within such period as may be provided for such remedy within such agreement; or
             (iv) your failing for a period of 5 Working Days to deliver a Schedule to us containing Debts not previously notified; or
             (v)     your Insolvency; or
             (vi) any petition in excess of (Pounds)1,000,000 being presented or meeting being called in either case for your Insolvency or any arrangement, whether formal or informal, or the execution of a trust deed, being made or proposed for the benefit of creditors generally; or
             (vii) there being any change whether direct or indirect, in your ownership, control, constitution or composition (other than as a result of a solvent reconstruction, reorganisation or amalgamation which shall result in the control of your Company remaining with The Merisel Group) which we, in our absolute discretion, consider significant and to which we have not given our written approval; or
             (viii) there is an adverse change in your financial condition or operating performance, other than as in accordance with Condition 10.3 (ix) to (xi), which a prudent purchaser of debts would consider material to its investment and which you fail to remedy within 30 days of being so requested by us; or
             (ix) your income or assets being seized under any execution of a judgement, distress for rent or a garnishee order in respect of you is made on us; or
             (x) your ceasing, or threatening to cease, to carry on your Business; or
             (xi) any final judgement or award in excess of (Pounds)1,000,000 is entered against you which remains unsatisfied for thirty days in excess of applicable insurance; or
             (xii) if we have good cause to believe that any guarantor or indemnifier of your obligations to us or or any person who has given to us a peformance agreement in respect of this Agreement shall be unable to comply in full with his obligations and you fail to satisfy us that this is not the case within 10 days of being notified by us of our concern; or
             (xiii)  if any of the events referred to in sub-conditions 18.3
                     (v), (viii), (ix), (x), shall occur in relation to any member of the Merisel Group who has given to us a performance agreement in respect of this agreement; or
             (xiv) any material breach by any person of any covenant or undertaking in consideration of which we have entered into or continued with this Agreement and which is not remedied within 10 days of being called up to do so if such breach is capable of remedy; or
             (xv) if any of your obligations or the obligations of Merisel Inc. to third parties for the repayment of borrowed money in excess of (Pounds)5,000,000 or its equivalent in any other currency shall be declared due prior to their stated maturity dates by reason of default or shall not be paid when due; or
             (xvi) if any of the representations contained in Condition 10.5 made to us by you or on your behalf at any time (whether before or after the Commencement Date of this Agreement) shall prove to be untrue in any material respect; or
             (xvii) if on the last day of any fiscal month the Default Ratio or the Delinquency Ratio or the Dilution Ratio or the Loss Ratio or the aggregate of Default Ratio and the Delinquency Ratio shall exceed the percentage shown against each in the Particulars; or
             (xviii) if the debit balance on the Current Account shall exceed the Funding Limit stated in the Particulars for 5 or more consecutive Working Days.


   19.       PRESERVATION OF OUR RIGHTS AND VARIATIONS
             -----------------------------------------

   19.1 Our rights under the Agreement shall not be affected by the grant of time or indulgence to you or to any Customer or to any other person nor by any waiver of or failure or delay in exercising any rights or options whether under the Agreement or otherwise.

   19.2 We shall be entitled to rely upon any act done or document signed or communication sent by any person purporting to act sign or send on your behalf.

   19.3 You will carry out the procedural steps stipulated by us for the efficient working of the Agreement.

   19.4 Any variation of the Agreement must be in writing and signed by or on behalf of both you and us but may be constituted by one or more document.

20.       CONFIDENTIALITY
          ---------------

20.1 You and we both acknowledge to each other that in the course of operating the arrangements envisaged by this Agreement, that we shall each have knowledge of trade secrets and confidential information relating to each other. Accordingly, we each undertake to be bound to each other that we will at all times, whether before or after termination of this Agreement, maintain such information, except information which is already in the public domain other than as a result of any breach of this Condition, confidential to the receiving party and will not disclose the same to any other party except as required by due process of law or with the written consent of the other party at any time. Such consent shall be treated as including a term that before such disclosure to a third party that the third party must become bound to the party making the disclosure in similar terms as to confidentiality as herein. The foregoing shall not prevent you from disclosing this document (a) if required to be filed with the Securities and Exchange Commission, (b) to your accountants, attorneys, lawyers and advisers who agree to maintain its confidentiality, (c) the general terms hereof to any investor or lender to The Merisel Group who agrees to maintain its confidentiality.


21.       NOTICES
          -------

21.1 Any notice given by us under this Agreement (unless otherwise indicated) may be delivered, posted, sent by facsimile transmission or other means of electronic data communication to you at your address stated in the Agreement or to your registered office or to any other place at which you carry on business or handed personally to any of your Directors or your Company Secretary.

21.2      Any such notice shall be treated as served;

          (i)    if delivered, at the time of delivery;
          (ii) if sent by post, on the second day following the date of posting;
          (iii) if sent by facsimile transmission or electronic data communication at the time of transmission;
          (iv)   if handed personally, at the time of such handing.

21.3 Any oral notice permitted by this Agreement to be given by us shall be effective upon being communicated to any officer or employee of yours.

21.4 Any written notice by your required under this Agreement shall be effective as from the date we receive the notice at our registered office or such other address that we may in writing specify to you for this purpose.

22.       PROPER LAW AND JURISDICTION
          ---------------------------

          This Agreement shall be subject to the laws of England and you hereby submit to the jurisdiction of the English Courts without prejudice to our right to take proceedings in the courts of any other competent jurisdiction.

     The above are the Standard Terms and Conditions for the Purchase of Debts incorporated in the Agreement whose Commencement Date is 16th October
     1995 between Deutsche Financial Services (UK) Limited and you, namely Merisel (UK) Limited, which have been signed on behalf of both parties for the purposes of identification.

     DEUTSCHE FINANCIAL SERVICES (UK) LIMITED


     Signed on behalf of                   )  /s/ Melvin F. Brown
     Deutsche Financial Services           )  ----------------------------
     (UK) Limited by                       )  Director
       Melvin F. Brown      *
     -----------------------

     * Insert full names of Director/Company Secretary



     MERISEL (UK) LIMITED


     Signed on behalf of MERISEL (UK)    )    /s/ Derek Anderson
     LIMITED  by                         )    ----------------------------
       Derek Anderson       *            )    Director/Company Secretary
     -----------------------


     * Insert full names of Director/Company Secretary

                 AGREEMENT FOR THE SALE AND PURCHASE OF DEBTS
                 --------------------------------------------

                                    BETWEEN

                   DEUTSCHE FINANCIAL SERVICES (UK) LIMITED

                                      AND

                             MERISEL (UK) LIMITED

                   DEUTSCHE FINANCIAL SERVICES (UK) LIMITED
                   ----------------------------------------

                     AGREEMENT FOR THE  SALE AND PURCHASE
                     ------------------------------------

                                   OF DEBTS
                                   --------

PARTICULARS
- -----------


1.    PARTIES:   1.1  We:  Deutsche Financial Services (UK)
                           Limited
                      Of:  Unit 2, Woking Eight
                           Forsyth Road
                           Woking, Surrey
                           GU21 5SB

                      Incorporated in England and Wales
                        with official number 2549477

                                      AND

                 1.2  You: Merisel (UK) Limited
                           941 Great West Road
                           Brentford
                           Middlesex
                           TW8 9DD

                      Incorporated in England and Wales
                        with official number: 1659016

1.2   This Agreement is made on 12th October, 1995.

1.3   The Commencement date shall be 16th October 1995.
      (Condition 2.1)

1.4 You must give us as least three months written notice at any time to terminate this Agreement. We must give you at least six months written notice to expire at 18 months or at 2 years from the Commencement Date of this Agreement and at least three months written notice given any time after the second anniversary of the Commencement Date.
      (Condition 2.1)

1.5 This Agreement shall apply to the following Debts or classes of Debts: All Debts due by Customers in the United Kingdom.
      (Condition 3.1)

1.6   Permitted Countries:  United Kingdom.
      (Definitions of Permitted Contract and Condition 10.2 (i))

1.7 Your maximum Terms of Payment are 60 days from the date of each invoice. (Conditions 1.1 and 10.2 (i))

1.8 Your Business is: the Distribution of Micro Computer Products and Software. (Condition 1, the definition of Permitted Contract and Condition
      18.1 (vii))

1.9 Prepayments will be available in respect of Approved Debts up to the equivalent of 80% per cent of the Net Value of each Scheduled Approved Debt.
      (Condition 5.5)

1.10 The Concentration Limit shall be 2,500,000 pounds (Two million five hundred thousand pounds) or such other amount as we may determine following 30 days notice to you.
      (Condition 1.1 Definition of Ineligible Debts)

1.11 The Funding Limit shall be the lesser of 80 per cent of the Net Value of Outstanding Approved Debts or the Funding Line at any time.
      (Condition 5.5)

1.12 The Funding Line shall be 25 million pounds (Twenty Five Million Pounds). (Clause 1.11)

1.13 The Discounting Charge shall be 1.875 per cent (one point eight hundred and seventy five per cent) above the Base Rate of National Westminster Bank plc from time to time in force.
      (Condition 6.1)

1.14 The Additional Discounting Charge shall be 3 per cent above the Base Rate of National Westminster Bank plc from time to time in force.
      (Condition 6.1)

1.15 The Annual Commitment Fee shall be three quarters of one per cent of the Funding Line in existence at the Commencement Date or in existence at any time thereafter and shall be payable in equal monthly instalments in advance on the first day of each month. It shall rise to one per cent of the Funding Line following a Termination Event.
      (Condition 6.3)

1.16 The Initial Survey Fee shall be 2,500 pounds and the Quarterly Survey Fee shall be 2,500 pounds.
      (Condition 6.2)

1.17  The Documentation Fee shall be 15,000 pounds.
      (Condition 6.4)

1.18 The Reporting Date shall be fifteen Working Days from the end of each of your Fiscal Months.
      (Condition 7.7)

1.19  The Default Ratio must not exceed 9%.
      (Condition 18.1 (xv))

1.20  The Delinquency Ratio must not exceed 12%.
      (Condition 18.1 (xv))

1.21 The aggregate Default and Delinquency Ratio must not exceed 15%. (Condition 18.1 (xv))

1.22  The Dilution Ratio must not exceed 15%.
      (Condition 18.1 (xv))

1.23  The Loss Ratio must not exceed 2%.
      (Condition 18.1 (xv))

1.24 Your Tangible Net Worth must be not less than 5 million pounds. (Condition 10.3 (x))

1.25 The ratio of your Funded Liabilities to your Tangible Net Worth must not exceed 8 to 1.
      (Condition 10.3 (xi))

1.26 The ratio of your External Liabilities to your Adjusted Equity must not exceed 9 to 1.
      (Condition 10.3 (xii))

1.27 The Annual Collection Fee payable to you shall be 0.25% (point twenty five of one per cent) of the Funding Line from time to time and shall be payable in equal monthly instalments in advance on the first day of each month.


PURPOSE
- -------

2. This Agreement is for the sale by you and the purchase by us of those of your Debts to which this Agreement applies.


INCORPORATION OF CONDITIONS
- ---------------------------

3. This Agreement incorporates our Standard Terms and Conditions for the Purchase of Debts (''The Conditions'') which have been supplied to you and are signed for identification purposes by both parties. Reference to the ''Agreement'' here and in the Conditions shall include both this document and the Conditions. The terms set out in this document and the Conditions are the only terms agreed between you and us. Certain words and phrases with initial letters in capitals have special meanings which are explained in Condition 1.

SALE AND PURCHASE OF DEBTS
- --------------------------

4. Upon the terms of this Agreement you agree to sell and we agree to purchase all of the Debts referred to in clause 1.5 of the Particulars and their Related Rights arising under Contracts of Sale entered into by you with your Customers which shall be in existence on the Commencement Date or which shall arise during the currency of this Agreement.


THE PARTICULARS
- ---------------

5. The Particulars, which apply to this Agreement are those set out above. The Conditions referred to in parentheses in the Particulars indicate where, inter alia, such Particulars apply to the Conditions.


ABSENCE OF NOTICE OF ASSIGNMENT
- -------------------------------

6. Until further notice from us to you neither we nor you shall give notice to your Customers of the assignment of Debts. However, following a Termination Event and on request by us (whether or not your agency referred to in Clause 7 below shall have been terminated) you shall promptly give notice, in such form as we may reasonably require, to all or any of your Customers of the assignment to us of your Debts, including Debts not then in existence.


YOU TO ACT AS AGENT TO PROCURE COLLECTION OF DEBTS
- --------------------------------------------------

COLLECTION AGENT'S DUTIES
- -------------------------

7.1 Until further notice from us to the contrary you are appointed to act as the Collection Agent in respect of Debts vested us. You hereby accept such appointment.

7.2 The Collection Agent shall attempt to collect all sums due in respect of Debts as and when they become due and enforce and administer the accounts and render statements to Customers at your cost and expense but as agent for us, subject at all times to our right in our reasonable discretion to direct and control such activities.

7.3 In performing your functions and duties on our behalf as the Collection Agent, you shall exercise the same care that you would exercise in the collection of Debts for your own account, which standard of care shall not be less than the standard of care prevalent in the industry in which you the engage.

7.4 With respect to each Debt you shall have the power and authority, on our behalf, to take action in accordance with your Credit and Collection Policy, as approved by us, in relation to the repossession and resale of Goods and Related Rights. We may request from time to time information relating to all Debts and you will promptly provide us with any information reasonably requested. If we appoint another person as the Collection Agent we may take credit adjustments for your account.

7.5 In the enforcement or collection of any Debt vested in us you may, until further notice from us, sue thereon in your own name without stating that you are our agent. You may also sue thereon stating that you are bringing such action as an agent of ours but only if we shall give our prior approval. However, nothing contained herein shall limit our right, exercisable in our sole discretion, after a Termination Event to sue or proceed against any Customer in our own name.

7.6 In no event shall a Collection Agent knowingly take any action that would make us a party to any litigation without our express prior written consent.

7.7 We may at any time following a Termination Event terminate your functions as the Collection Agent by delivery to you of a written notice of such termination. Upon such termination, and without limitation:

      (i) we, or a third party designated by us, shall administer the administrative, servicing and collection functions with respect to Debts vested in us to the standard of a reasonable and prudent purchaser of Debts, and

      (ii) we shall, at any time thereafter, be entitled to notify Customers to make payment of amounts due thereunder directly to us at an address designated by us or to such third party or a bank or other depository as may be designated by us.

7.8 Whilst you are the Collection Agent we shall pay you the Annual Collection Fee referred to in the Particulars in equal monthly instalments. If we terminate your agency we will cease to pay you the Annual Collection Fee.

7.9 You will not hold yourself out as our agent for any other purpose. You will not appoint any other person as agent for the collection of Debts (including external debt collection agents or lawyers) without our prior approval except in the normal course of business. Whilst such agency subsists Conditions 15.1 to 15.3 inclusive will not be enforced by us and Condition 15.6 will be used without referring to us by name.


ACCOUNTS
- --------

8. Until further notice from us you will maintain accounts in the names of each Customer to which Debts at their Scheduled value shall be debited and their respective Collections shall be credited. You will supply up to date copies of such accounts to us at any time upon request.

POWER OF ATTORNEY
- -----------------

9.1 As security for the performance of your obligation you irrevocably appoint us, our Directors, our Company Secretary and every Manager of ours jointly and each of them severally to be your attorney, both during and after termination of the Agreement however occurring and until all monies due to us have been paid and all obligations of yours to us have been discharged. The sole purpose of such appointment is for perfecting our title to any Debt or its Related Rights or to secure performance of any of your obligations under the Agreement or otherwise or to Customers.

9.2   By such irrevocable appointment we may at any time:

      (i)   execute or sign deeds and documents (including assignments);
      (ii) complete, deal with or endorse cheques and other instruments and remittances;
      (iii) perform such other lawful acts as we may in our reasonable discretion consider necessary or expedient to perfect our title to any Debts or their Related Rights.

9.3   By such irrevocable appointment we may at any time following a Termination
      Event:

      (i)   obtain payment of Debts;
      (ii)  institute, conduct or defend proceedings;
      (iii) settle your indebtedness to us or to Customers;
      (iv) perform such other lawful acts as we may in our reasonable discretion consider necessary or appropriate.

9.4 You irrevocably authorise us to allow any assignee of ours to perform any of the acts set out in Clause 9.1.

9.5 You agree to ratify anything lawfully done by any attorney, or agent under the powers set out above.


UNDERSTANDING
- -------------

10.   You acknowledge:

      (i)   having read and understood the Agreement; and
      (ii) having had the opportunity before signing to take independent legal advice as to the rights and obligations of you and us under this Agreement.


SPECIAL TERMS
- -------------

11. It shall be a condition precedent to the making of any Prepayment that the Performance Agreement of Merisel Inc. be given in our favour in respect of your obligations at any time to us.

To indicate our respective intentions to be bound by the terms of this document it has been duly executed as a deed by each party.


MERISEL (UK) LIMITED
- --------------------

SIGNED and DELIVERED as a Deed on     )         /s/ Derek Anderson
behalf of MERISEL (UK) LIMITED        )         ---------------------------
on                    1995            )         Signature of Director
by (insert full name of Director)     )
   /s/  Derek Anderson                )         /s/ Gordon Ross
- ---------------------------------     )         ---------------------------
Director                              )         Signature of *Director
and by (insert full name of           )         Company Secretary
*Director/Company Secretary)          )
   /s/  Gordon Ross                   )
- ---------------------------------     )



DEUTSCHE FINANCIAL SERVICES (UK) LIMITED
- ----------------------------------------

SIGNED and DELIVERED as a Deed on     )
behalf of DEUTSCHE FINANCIAL SERVICES )
(UK) LIMITED on              1995     )
by                                    )
Full Names: /s/ Melvin F. Brown       )         /s/ Melvin Brown
           -------------------------  )         ---------------------------
(Director)                            )         Signature of Director
and by                                )
Full Names: /s/ Nigel W. Pearson      )         /s/ Nigel Pearson
           -------------------------  )         ---------------------------
(Company Secretary)                   )         Signature
                                                Company Secretary


*Delete as applicable.